Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Plum Acquisition Corp. I, a Cayman Islands corporation (the “Company”), hereby severally constitute and appoint each of Michael Dinsdale and Kanishka Roy, to be our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of them and in their name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and any amendments thereto); granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

Dated: March 1, 2024

/s/ Kanishka Roy	/s/ Michael Dinsdale
Kanishka Roy	Michael Dinsdale
President, Co-Chief Executive Officer (Principal Executive Officer)	Co-Chief Executive Officer and Chief Financial Officer
Director	(Principal Financial and Accounting Officer) Director

/s/ Alok Sama	/s/ Alan Black
Alok Sama	Alan Black
Director	Director

/s/ Vivian Chow
Vivian Chow
Director